Ex. 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly report of GLOBAL-E INVESTMENTS, INC., (the "Company") on Form 10-QSB for the period ending March 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jamie Kerr, acting in the capacity as the Chief Executive Officer and I, John Shaffer, acting in the capacity of Chief Financial Officer of the Company, certify to the best of our knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Jamie Kerr

     Jamie Kerr

     Chief Executive Officer

     June 25, 2004

/s/ John Shaffer

     John Shaffer

     Chief Financial Officer

     June 25, 2004